AMENDMENT dated June 26, 2009
To the Engagement Letter dated April 1, 2009 by and between Remark Enterprises, Inc. and New Castle Financial Services LLC,

And the Inducement Agreement dated 4/3/09
executed by OneUp Innovations, Inc.

WHEREAS, the parties have agreed to lower the minimum raise amount required to close from $2,500,000 to $2,000,000;

WHEREAS, the parties desire to reduce New Castle’s compensation in connection therewith;

WHEREAS, the parties contemplate closing on $2,000,000 on June 26, 2009;

IT IS HEREBY AGREED AS FOLLOWS:

1)
Paragraph 3c shall be amended to reflect that New Castle or its designees shall receive 2,732,980 common shares, representing 4.5% of the number of the surviving company’s common stock existing immediately following the consummation of the closing.

2)	Paragraph 3d shall be amended to reduce New Castle’s warrant coverage from 3% to 2.4%.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Engagement Letter and Inducement Agreement effective as of the date written below.

New Castle Financial Services LLC	Remark Enterprises, Inc.

/s/ Anthony Lodati	/s/ Lawrence Rothberg
Anthony Lodati, President	Lawrence Rothberg, President

OneUp Innovations, Inc.

/s/ Louis S. Friedman
Louis Friedman, CEO